UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2018 (January 1, 2018)

ALLERGAN PLC

(Exact Name of Registrant as Specified in Charter)

Ireland	001-36867	98-1114402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clonshaugh Business and Technology Park

Coolock, Dublin, D17 E400, Ireland

(Address of Principal Executive Offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Amendment of a Material Definitive Agreement.

On January 1, 2018, in connection with an internal reorganization, Forest Laboratories, LLC (“Forest Labs”), a wholly-owned subsidiary of Allergan plc (the “Company”), merged (the “Merger”) with and into Allergan Sales, LLC (“Allergan Sales”), a wholly-owned subsidiary of the Company, with Allergan Sales being the surviving entity.

As a result of the Merger, on January 1, 2018, Allergan Sales acquired the existing and outstanding $450 million aggregate principal amount of the 4.875% Senior Notes due 2021 (the “4.875% Notes”) issued by Forest Labs pursuant to an indenture (as amended and supplemented, the “4.875% Notes Indenture”), dated January 31, 2014, among Forest Labs, the Company, as guarantor (the “Parent Guarantor”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and entered into a supplemental indenture to the 4.875% Notes Indenture (the “4.875% Notes Supplemental Indenture”), dated January 1, 2018, among Allergan Sales, the Parent Guarantor and the Trustee, pursuant to which Allergan Sales assumed Forest Labs’ obligations with respect to the 4.875% Notes and the 4.875% Notes Indenture and the Parent Guarantor fully, unconditionally and irrevocably guaranteed Allergan Sales’ obligations under the 4.875% Notes Indenture and the 4.875% Notes.

Also as a result of the Merger, on January 1, 2018, Allergan Sales acquired the existing and outstanding $1,200 million aggregate principal amount of the 5.00% Senior Notes due 2021 (the “5.00% Notes”) issued by Forest Labs pursuant to an indenture (as amended and supplemented, the “5.00% Notes Indenture”), dated December 10, 2013, among Forest Labs, the Parent Guarantor and the Trustee, and entered into a supplemental indenture to the 5.00% Notes Indenture (the “5.00% Notes Supplemental Indenture”), dated January 1, 2018, among Allergan Sales, the Parent Guarantor and the Trustee, pursuant to which Allergan Sales assumed Forest Labs’ obligations with respect to the 5.00% Notes and the 5.00% Notes Indenture and the Parent Guarantor fully, unconditionally and irrevocably guaranteed Allergan Sales’ obligations under the 5.00% Notes Indenture and the 5.00% Notes.

The foregoing description of the 4.875% Notes Supplemental Indenture and the 5.00% Notes Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the text of the 4.875% Notes Supplemental Indenture and the 5.00% Notes Supplemental Indenture, which are attached as Exhibits 4.1 and 4.2 to this report and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure set forth above under Item 1.01 is incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit

Exhibit 4.1	4.875% Notes Supplemental Indenture, dated January 1, 2018, among Allergan Sales, LLC, Allergan plc, as guarantor, and Wells Fargo Bank, National Association, as trustee.

Exhibit 4.2	5.00% Notes Supplemental Indenture, dated January 1, 2018, among Allergan Sales, LLC, Allergan plc, as guarantor, and Wells Fargo Bank, National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 2, 2018	Allergan plc

	By:	/s/ A. Robert D. Bailey
A. Robert D. Bailey
Chief Legal Officer and Corporate Secretary